Exhibit 2.1

EQUITY EXCHANGE AGREEMENT

by and among

PRACO CORPORATION,
a Nevada Corporation,

HAWK OPPORTUNITY FUND, LP,
a Delaware Limited Partnership,

HAWK MANAGEMENT L.P.,
a Delaware Limited Partnership

HWC LLC,
a Delaware Limited Liability Company

PHILLY RESIDENTIAL ACQUISITION LP,
a Pennsylvania Limited Partnership,

PHILLY RESIDENTIAL GP LLC,
a Pennsylvania Limited Liability Company,

GREEN HOMES REAL ESTATE, LP,
a Pennsylvania Limited Partnership,

GREEN HOMES MANAGEMENT LLC,
a Pennsylvania Limited Liability Company,

NIDUS, LP,
a Delaware Limited Partnership,

NESTEX LLC,
 a Delaware Limited Liability Company,

R. SCOTT WILLIAMS,

DAVID S. CALLAN,

and

CAROLYN HUNTER

Dated as of July 3, 2012

EQUITY EXCHANGE AGREEMENT

THIS EQUITY EXCHANGE AGREEMENT (the “Agreement”), is made and entered into on this 3rd day of July, 2012 (the “Signing Date”), by and between PRACO CORPORATION, f/k/a HUNT FOR TRAVEL, INC., a Nevada Corporation (“Praco”), HAWK OPPORTUNITY FUND, LP, a Delaware Limited Partnership (“Hawk LP”), HAWK MANAGEMENT L.P., a Delaware Limited Partnership (“Hawk Management”), HWC LLC, a Delaware Limited Liability Company (“HWC LLC”), PHILLY RESIDENTIAL ACQUISITION LP, a Pennsylvania Limited Liability Company (“Philly LP”), PHILLY RESIDENTIAL GP LLC, a Pennsylvania Limited Liability Company (“Philly LLC”), GREEN HOMES REAL ESTATE, LP, a Pennsylvania Limited Partnership (“GH LP”), GREEN HOMES MANAGEMENT LLC, a Pennsylvania Limited Liability Company (“GH LLC”), NIDUS, LP, a Delaware Limited Partnership (“Nidus LP”), NESTEX LLC, a Delaware Limited Liability Company (“Nestex LLC”), R. SCOTT WILLIAMS, an individual with a business address at North State Street, Newtown, PA 18940 (“Williams”), DAVID S. CALLAN, an individual with a business address at 159 North State Street, Newtown, PA 18940 (“Callan”), and CAROLYN HUNTER, an individual with a business address at 90122 Hoey Road Chapel Hill, North Carolina, 27517 (“Hunter”).

Premises

A. Williams and Callan are the sole members of Philly LLC, GH LLC, and Nestex LLC.  Philly LLC is the general partner of Philly LP; GH LLC is the general partner of GH LP; Nestex LLC is the general partner of Nidus LP; and Williams and Callan are the sole limited partners of each of Philly LP, GH LP and Nidus LP.  Accordingly, Williams and Callan are the only individuals with equity interests in Philly LP, GH LP, and Nidus LP.

B. Williams and Callan are the sole members of Hawk LLC.  Hawk LLC is the general partner of Hawk Management, and Williams and Callan are the sole limited partners of Hawk Management.  Hawk Management is the general partner of Hawk LP and Williams and Callan are limited partners of Hawk LP.

C. Hunter is the Chief Executive Officer of Praco and the holder of 5,000,000 shares of common stock, par value $0.0001 per share, of Praco (the “Praco Shares”).

D. This Agreement provides for the following transactions, subject to the terms of this Agreement and described in the manner herein:

1.
The acquisition of Philly LLC, GH LLC, and Nestex LLC, and 89% of the equity interest of each of Philly LP, GH LP, and Nidus LP by Praco, with the remaining 11% equity interest and limited partner interest in each of Philly LP, GH LP, and Nidus LP to be split evenly between Williams and Callan;

2.	the issuance of 3,100,000 Praco Shares to Hawk LP;

3.	the cancellation of 4,750,000 of Hunter’s 5,000,000 Praco Shares;

4.	a cash payment of $25,000 from Hawk LP to Hunter, part of which Hunter must use to pay off all of the outstanding liabilities of Praco; and

5.	the resignation of Hunter as sole officer and director of Praco, and the appointment new directors and officers.

E. The board of directors of Praco (the “Praco Board”), the general partner of Hawk LP (the “Hawk LP Partner”), the general partner of Hawk Management (the “Hawk Management Partner”), the members of Hawk LLC (the “Hawk LLC Members”) the general partner of Philly LP (the “Philly LP Partner”), the members of Philly LLC (the “Philly LLC Members”), the general partner of GH LP (the “GH LP Partner”), the members of GH LP (the “GH LP Members”) the general partner of Nidus LP (the “Nidus LP Partner”), the members of Nestex LLC (the “Nestex LLC Members”), Williams, Callan, and Hunter have each determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in their best interests.  This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisitions, exchange of equity, cash payment, and other transaction contemplated herein.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS AND WARRANTIES OF
PRACO

As an inducement to and to obtain the reliance of the other parties to this Agreement, Praco represents and warrants as follows:

Section 1.1  Organization.  Praco is a corporation duly organized, and validly existing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Praco’s articles of incorporation or bylaws.  Praco has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2 Capitalization and Outstanding Equity.  The authorized capitalization of Praco consists of 100,000,000 Praco Shares, and 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Praco Preferred Shares”).  As of the date hereof, Praco had 6,897,500 Praco Shares and no Praco Preferred Shared issued and outstanding, including 5,000,000 Praco Shares held by Hunter, 450,000 Praco Shares held by Callan, and 450,000 Praco Shares held by Williams.

Section 1.3 Approval of Agreement.  The Praco Board has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.

Section 1.4 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Praco is a party or to which any of its properties or operations are subject.

Section 1.5 Information.  The information concerning Praco as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.6 Compliance with Securities Laws.  Praco will take all necessary steps to comply with state and federal securities laws as a result of entering into this Agreement, including but not limited to filing a Current Report on Form 8-K with the Securities and Exchange Commission after the Signing Date and Closing (as defined below).

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES
OF HAWK LP

As an inducement to, and to obtain the reliance of the other parties to this Agreement, Hawk LP represents and warrants as follows:

Section 2.1 Organization.  Hawk LP is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Hawk LP’s limited partnership agreement or other governing documents.  Hawk LP has full power, authority and legal right and has taken all action required by law, its limited partnership agreement and other governing documents, or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2 Holders of Partnership Interest.  The general partner of Hawk LP is Hawk Management.  Callan and Williams hold a majority of the limited partnership interests of Hawk LP.

Section 2.3 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Hawk LP is a party or to which any of its properties or operations are subject.

Section 2.4 Approval of Agreement.  The Hawk LP Partner has authorized the execution and delivery of the Agreement and have approved the transactions contemplated hereby.

Section 2.5 Information.  The information concerning Hawk LP as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE III
REPRESENTATIONS, COVENANTS AND WARRANTIES
OF HAWK MANAGEMENT

As an inducement to, and to obtain the reliance of the other parties to this Agreement, Hawk Management represents and warrants as follows:

Section 3.1 Organization.  Hawk Management is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Hawk Management’s limited partnership agreement or other governing documents.  Hawk Management has full power, authority and legal right and has taken all action required by law, its limited partnership agreement and other governing documents, or otherwise to authorize the execution and delivery of this Agreement.

Section 3.2 Holders of Partnership Interest.  The general partner of Hawk Management is Hawk LLC.  Callan and Williams are the sole limited partners of Hawk Management.

Section 3.3 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Hawk Management is a party or to which any of its properties or operations are subject.

Section 3.4 Approval of Agreement.  The Hawk Management Partner has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.  As the Hawk LP Partner, Hawk Management has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.

Section 3.5 Information.  The information concerning Hawk Management as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE IV
REPRESENTATIONS, COVENANTS AND WARRANTIES
OF HAWK LLC

As an inducement to, and to obtain the reliance of the other parties to this Agreement, Hawk Management represents and warrants as follows:

Section 4.1  Organization.  Hawk LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Hawk LLC’s operating agreement or other governing documents.  Hawk LLC has full power, authority and legal right and has taken all action required by law, its limited partnership agreement and other governing documents, or otherwise to authorize the execution and delivery of this Agreement.

Section 4.2 Holders of Membership Interest.  The sole members of Hawk LLC are Callan and Williams.

Section 4.3 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Hawk LLC is a party or to which any of its properties or operations are subject.

Section 4.4 Approval of Agreement.  The Hawk LLC Members have authorized the execution and delivery of the Agreement and have approved the transactions contemplated hereby.  As the Hawk Management Partner, Hawk LLC has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.

Section 4.5 Information.  The information concerning Hawk LLC as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE V
REPRESENTATIONS, COVENANTS AND WARRANTIES
OF PHILLY LP

As an inducement to, and to obtain the reliance of the other parties to this Agreement, Philly LP represents and warrants as follows:

Section 5.1 Organization.  Philly LP is a limited partnership duly organized, validly existing and in good standing under the laws of Pennsylvania and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Philly LP’s limited partnership agreement or other governing documents.  Philly LP has full power, authority and legal right and has taken all action required by law, its limited partnership agreement and other governing documents, or otherwise to authorize the execution and delivery of this Agreement.

Section 5.2 Holder of Partnership and Equity Interests.  The general partner of Philly LP is Philly LLC.  Callan and Williams are the sole limited partners of Philly LP.  Philly LLC holds a 1% equity interest in Philly LP, and each of Callan and Williams holds a 49.5% equity interest in Philly LP.

Section 5.3 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Philly LP is a party or to which any of its properties or operations are subject, except for such agreement(s) for which an assignment or consent will be obtained prior to Closing pursuant to Section 15.2 below.

Section 5.4 Approval of Agreement.  The Philly LP Partner has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.

Section 5.5 Information.  The information concerning Philly LP as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 5.6  Restrictions on Transfer.  For a period of three (3) years and one (1) day following the date of Closing, no sale, exchange, delivery, assignment, transfer, disposal, encumbrance, pledge or hypothecation, whether voluntary, involuntary, by operation of law, or resulting from death, disability or otherwise (for the purposes of this Section 5.6, a “Transfer”) shall be made by the Philly LP Partner or any of the limited partners of Philly LP of the whole or any part of its interest in Philly LP (including its interest in the capital or profits of Philly LP).  For all purposes of this Agreement, an involuntary Transfer shall include the entry of a final order of a court in a divorce proceeding that is not subject to appeal, directing transfer of an interest in the Partnership, or any Transfer occasioned by a separation agreement or in a divorce proceeding that is not subject to appeal.  No Transfer in violation of the provisions hereof shall be valid or effective for any purpose.  Notwithstanding anything to the contrary, any successor to the Philly LP Partner or any of limited partners of Philly LP by merger or consolidation shall, without further act, be the Philly LP Partner or limited partner(s) hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement.  In the event of a Transfer of an interest in Philly LP in violation of this Section 5.6 (for the purposes of this Section 5.6, a “Prohibited Transfer”), the partner that made the Prohibited Transfer shall indemnify and hold harmless Philly LP and any other partner(s) from any transfer taxes and out-of-pocket costs, if any, that are assessed against or incurred by Philly LP or any other partner(s) in connection with such Prohibited Transfer.

 ARTICLE V
REPRESENTATIONS, COVENANTS AND WARRANTIES
OF PHILLY LLC

As an inducement to, and to obtain the reliance of the other parties to this Agreement, Philly LLC represents and warrants as follows:

Section 6.1 Organization.  Philly LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Pennsylvania and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Philly LLC’s membership agreement or other governing documents.  Philly LLC has full power, authority and legal right and has taken all action required by law, its membership agreement and other governing documents, or otherwise to authorize the execution and delivery of this Agreement.

Section 6.2 Holder of Membership Interest.  The sole members of Philly LLC are Callan and Williams.

Section 6.3 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Philly LLC is a party or to which any of its properties or operations are subject, except for such agreement(s) for which an assignment or consent will be obtained prior to Closing pursuant to Section 15.2 below.

Section 6.4 Approval of Agreement.  The Philly LLC Members has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.  As the Philly LP Partner, Philly LLC has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.

Section 6.5 Information.  The information concerning Philly LP as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE IV
REPRESENTATIONS, COVENANTS AND WARRANTIES
OF GH LP

As an inducement to, and to obtain the reliance of the other parties to this Agreement, GH LP represents and warrants as follows:

Section 7.1  Organization.  GH LP is a limited partnership duly organized, validly existing and in good standing under the laws of Pennsylvania and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of GH LP’s limited partnership agreement or other governing documents.  GH LP has full power, authority and legal right and has taken all action required by law, its limited partnership agreement and other governing documents, or otherwise to authorize the execution and delivery of this Agreement.

Section 7.2 Holder of Partnership and Equity Interests.  The general partner of GH LP is GH LLC.  Callan and Williams are the sole limited partners of GH LP.  GH LLC holds a 1% equity interest in GH LP, and each of Callan and Williams holds a 49.5% equity interest in GH LP.

Section 7.3 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which GH LP is a party or to which any of its properties or operations are subject, except for such agreement(s) for which an assignment or consent will be obtained prior to Closing pursuant to Section 15.2 below.

Section 7.4 Approval of Agreement.  The GH LP Partner has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.

Section 7.5 Information.  The information concerning GH LP as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 7.6 Restrictions on Transfer.  For a period of three (3) years and one (1) day following the date of Closing, no sale, exchange, delivery, assignment, transfer, disposal, encumbrance, pledge or hypothecation, whether voluntary, involuntary, by operation of law, or resulting from death, disability or otherwise (for the purposes of this Section 7.6, a “Transfer”) shall be made by the GH LP Partner or any of the limited partners of GH LP of the whole or any part of its interest in GH LP (including its interest in the capital or profits of Philly LP).  For all purposes of this Agreement, an involuntary Transfer shall include the entry of a final order of a court in a divorce proceeding that is not subject to appeal, directing transfer of an interest in the Partnership, or any Transfer occasioned by a separation agreement or in a divorce proceeding that is not subject to appeal.  No Transfer in violation of the provisions hereof shall be valid or effective for any purpose.  Notwithstanding anything to the contrary, any successor to the GH LP Partner or any of limited partners of GH LP by merger or consolidation shall, without further act, be the GH LP Partner or limited partner(s) hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement.  In the event of a Transfer of an interest in GH LP in violation of this Section 7.6 (for the purposes of this Section 7.6, a “Prohibited Transfer”), the partner that made the Prohibited Transfer shall indemnify and hold harmless GH LP and any other partner(s) from any transfer taxes and out-of-pocket costs, if any, that are assessed against or incurred by GH LP or any other partner(s) in connection with such Prohibited Transfer.

ARTICLE VIII
REPRESENTATIONS, COVENANTS AND WARRANTIES
OF GH LLC

As an inducement to, and to obtain the reliance of the other parties to this Agreement, GH LLC represents and warrants as follows:

Section 8.1  Organization.  GH LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Pennsylvania and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of GH LLC’s membership agreement or other governing documents.  GH LLC has full power, authority and legal right and has taken all action required by law, its membership agreement and other governing documents, or otherwise to authorize the execution and delivery of this Agreement.

Section 8.2 Holder of Membership Interest.  The general partner of Nidus LP is GH LLC.  Callan and Williams are the sole limited partners of GH LP.

Section 8.3 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which GH LLC is a party or to which any of its properties or operations are subject, except for such agreement(s) for which an assignment or consent will be obtained prior to Closing pursuant to Section 15.2 below.

Section 8.4 Approval of Agreement.  The GH LLC Members has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.  As the GH LP Partner, GH LLC has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.

Section 8.5 Information.  The information concerning GH LLC as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE IX
REPRESENTATIONS, COVENANTS AND WARRANTIES
OF NIDUS LP

As an inducement to, and to obtain the reliance of the other parties to this Agreement, Nidus LP represents and warrants as follows:

Section 9.1 Organization.  Nidus LP is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Nidus LP’s limited partnership agreement or other governing documents.  Nidus LP has full power, authority and legal right and has taken all action required by law, its limited partnership agreement and other governing documents, or otherwise to authorize the execution and delivery of this Agreement.

Section 9.2 Holder of Partnership and Equity Interest.  The general partner of Nidus LP is Nestex LLC.  Callan and Williams are the sole limited partners of Nidus LP.  Nestex LLC holds no equity interest in Nidus LP, and each of Callan and Williams holds a 50% equity interest in Nidus LP.

Section 9.3 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Nidus LP is a party or to which any of its properties or operations are subject, except for such agreement(s) for which an assignment or consent will be obtained prior to Closing pursuant to Section 15.2 below.

Section 9.4 Approval of Agreement.  The Nidus LP Partner has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.

Section 9.5 Information.  The information concerning Nidus LP as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 9.6 Restrictions on Transfer.  For a period of three (3) years and one (1) day following the date of Closing, no sale, exchange, delivery, assignment, transfer, disposal, encumbrance, pledge or hypothecation, whether voluntary, involuntary, by operation of law, or resulting from death, disability or otherwise (for the purposes of this Section 9.6, a “Transfer”) shall be made by the Nidus LP Partner or any of the limited partners of Nidus LP of the whole or any part of its interest in Nidus LP (including its interest in the capital or profits of Nidus LP).  For all purposes of this Agreement, an involuntary Transfer shall include the entry of a final order of a court in a divorce proceeding that is not subject to appeal, directing transfer of an interest in the Partnership, or any Transfer occasioned by a separation agreement or in a divorce proceeding that is not subject to appeal.  No Transfer in violation of the provisions hereof shall be valid or effective for any purpose.  Notwithstanding anything to the contrary, any successor to the Nidus LP Partner or any of limited partners of Nidus LP by merger or consolidation shall, without further act, be the Nidus LP Partner or limited partner(s) hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement.  In the event of a Transfer of an interest in GH LP in violation of this Section 9.6 (for the purposes of this Section 9.6, a “Prohibited Transfer”), the partner that made the Prohibited Transfer shall indemnify and hold harmless Nidus LP and any other partner(s) from any transfer taxes and out-of-pocket costs, if any, that are assessed against or incurred by Nidus LP or any other partner(s) in connection with such Prohibited Transfer.

ARTICLE X
REPRESENTATIONS, COVENANTS AND WARRANTIES
OF Nestex LLC

As an inducement to, and to obtain the reliance of the other parties to this Agreement, Nestex LLC represents and warrants as follows:

Section 10.1 Organization.  Nestex LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Pennsylvania and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Nestex LLC’s membership agreement or other governing documents.  Nestex LLC has full power, authority and legal right and has taken all action required by law, its membership agreement and other governing documents, or otherwise to authorize the execution and delivery of this Agreement.

Section 10.2 Holder of Membership Interest.  The general partner of Nidus LP is Nestex LLC.  Callan and Williams are the sole limited partners of Nidus LP.

Section 10.3 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Nestex LLC is a party or to which any of its properties or operations are subject, except for such agreement(s) for which an assignment or consent will be obtained prior to Closing pursuant to Section 15.2 below.

Section 10.4 Approval of Agreement.  The Nestex LLC Members has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.  As the Nidus LP Partner, Nestex LLC has authorized the execution and delivery of the Agreement and has approved the transactions contemplated hereby.

Section 10.5 Information.  The information concerning Nestex LLC as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE XI
REPRESENTATIONS, COVENANTS AND WARRANTIES
OF WILLIAMS AND CALLAN

As an inducement to, and to obtain the reliance of the other parties to this Agreement, each of Williams and Callan represent and warrant as follows:

Section 11.1  Ownership of Equity Interests.  Williams and Callan are the sole members and together own all of the equity interests in HWC LLC, Philly LLC, GH LLC, and Nestex LLC.  Williams and Callan are the sole limited partners and together own, directly or indirectly through the aforementioned LLCs, all of the equity interests in Hawk Management, Philly LP, GH LP, and Nidus LP.  Williams and Callan own limited partnership interests in Hawk LP.  Williams and Callan each own 450,000 Praco Shares.

Section 11.2 Approval of Agreement.  Williams and Callan together have the ability to enter into this Agreement on behalf of Hawk LP, Hawk Management, HWC LLC, Philly LP, Philly LLC, GH LLP, GH LLC, Nidus LLP, and Nestex LLC, and together approve this Agreement and the transactions contemplated thereunder on behalf of each of the aforementioned entities.

Section 11.3 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Williams or Callan is a party or to which any of its properties or operations are subject.

Section 11.4 Information.  The information concerning Williams and Callan as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE XI
REPRESENTATIONS, COVENANTS AND WARRANTIES
OF HUNTER

Section 12.1 Ownership of Equity Interests.  Hunter personally owns 5,000,000 Praco Shares.

Section 12.2 Approval of Agreement.  Hunter is the sole director, Chief Executive Officer, and majority stockholder of Praco and has the ability to enter into this Agreement on behalf of Praco.

Section 12.3 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Hunter is a party or to which any of its properties or operations are subject.

Section 12.4 Information.  The information concerning Hunter as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE XIII
CLOSING

Section 13.1  Closing.  Subject to the  conditions set forth in Article XV, the closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, NJ 07726, at 10:00 a.m. local time on November 5, 2012, or at some earlier time mutually agreed upon by the parties.

Section 13.2 Method of Closing.  The Closing may take place in person or via electronic or facsimile transactions, or some combination thereof.

 ARTICLE XIV
EXCHANGE PROCEDURE, CLOSING DELIVERABLES, RESIGNATION AND APPOINTMENT OF PRACO OFFICERS, AND OTHER CONSIDERATION

Section 14.1 Issuance/Delivery of the Praco Shares.  In exchange for the transactions in the transactions contemplated hereby, Praco shall issue and deliver a total of 3,100,000 Praco Shares to Hawk LP, duly endorsed in blank or with executed power attached thereto in transferable.

Section 14.2 Delivery of LLC Interests to Praco.  At the Closing, Williams and Callan shall amend the membership agreements of each of Philly LLC, GH LLC, and Nestex LLC, and deliver executed versions of such amended membership agreements, such that Praco is the sole member and owns all equity interest in each of Philly LLC, GH LLC, and Nestex LLC.  As a result of the transfer of the interest in such LLCs, Praco shall become the general partner of each of Philly LP, GH LP, and Nidus LP and shall obtain a 1% equity interest in each of Philly LP and GH LP, and a 0% equity interest in Nidus LP.

Section 14.3 Delivery of LP Interests to Praco.  At the Closing, Williams and Callan shall deliver executed counterpart signature pages amending the limited partnership agreements of each of Philly LP, GH LP, and Nidus LP such that Praco will obtain an aggregate equity interest of 89% in each limited partnership (including the equity interest through the limited liability companies that Praco obtained pursuant to Section 14.2 above), and Williams and Callan shall remain limited partners of each of Philly LP, GH LP, and Nidus LP, each holding an equity interest of 5.5% in each entity.

Section 14.4  Control and Ownership of LP after Closing.  For the sake of clarification, the general partner, limited partners, and equity ownership of each of Philly LP, GH LP, and Nidus LP after the Closing and the consummation of the transactions contemplated in Sections 14.2 and 14.3 above shall be as follows:

Entity	General Partner; Equity Interest	General Partner Beneficial Control; Interest	Limited Partner I; Equity Interest (1)	Limited Partner II; Equity Interest	Limited Partner III; Equity Interest
Philly LP	Philly LLC; 1%	Praco; 100%	Praco; 88%	Williams; 5.5%	Callan; 5.5%
GH LP	GH LLC; 1%	Praco; 100%	Praco; 88%	Williams; 5.5%	Callan; 5.5%
Nidus LP	Nestex LLC; 0%	Praco; 100%	Praco; 89%	Williams; 5.5%	Callan; 5.5%

(1)	The equity interest of the limited partner does not include the equity interest that it holds through its beneficial ownership of the general partner.

Section 14.5 Delivery of Note to Hunter.  In connection with the post-Closing obligations of Hunter discussed in Section 16 below and in connection with the other transactions contemplated herein,  at the Closing, Hawk LP shall deliver to Hunter a note (the “Hunter Note”), stating that Hawk LP has the obligation to pay Hunter $25,000 cash within 30 (thirty) days after Closing.

Section 14.6 Cancellation of Praco Shares Held by Hunter.  Upon Closing, 4,750,000 of the 5,000,000 Praco Shares held by Hunter shall be cancelled (the “Hunter Canceled Shares”).  At Closing, Hunter shall deliver executed stock certificates with medallion guarantees to Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, NJ 07726, Attn: Gregg E. Jaclin, Esq.  If the Closing is through telephonic or electronic means, then Hunter may transmit electronic copies or facsimiles of such shares and then send the original copies through a recognized overnight national delivery service (e.g., UPS or Federal Express).

Section 14.7 Resignation of Praco Officer and Director.  In connection with this Agreement and the transactions contemplated herein, the Praco Board shall accept the resignation of Carolyn Hunter, the sole officer and director of Praco.  The acceptance of such resignation shall not occur until immediately after the Closing of this Agreement.

Section 14.8 Appointment of Praco Officers.  Simultaneous with the acceptance of the resignation of Carolyn Hunter pursuant to Section 14.6, the Praco Board shall appoint Williams as the sole member and chairman of the Praco Board, Walker Robinson as President, and Callan as Secretary, or their successors or assigns, as the sole officers of Praco to fill the officer vacancies.

 ARTICLE XV
CONDITIONS PRECEDENT TO CLOSING

Section 15.1  Conditions to Obligation of Each Party to Effect the Transaction. The respective obligations of each of the parties hereto to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of there being no federal or state governmental or regulatory authority or other agency or SEC, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that has the effect of restricting in any material respect, preventing or prohibiting consummation of the transactions contemplated hereby.

Section 15.2 Assignments and Consents.  Williams and Callan shall obtain any written consents or amendments required to consummate the transactions contemplated by this Agreement, required by banks or other lienholders, or any other counterparty to an indenture, mortgage, deed of trust or other material contract, agreement or instrument to which one of the entities Williams or Callan together own or control is a party to.  Copies of such required consents or amendments shall be sent to Praco prior to Closing.  Praco and Callan or Hawk LP shall be required to pay any fees required for obtaining such consents or amendments.

Section 15.3 Audited Financial Statements.  Williams and Callan shall obtain the audited financial statements for each of Philly LP, GH LP, and Nidus LP.  Williams and Callan are independently responsible for all accounting and auditor fees associated with obtaining such financial statements.

Section 15.4  No Change in Equity Interest.  No change in the partnership interest or membership interests ownership of Hawk LP, Hawk Management, HWC LLC, Philly LP, Philly LLC, GH LP, GH LLC, Nidus LP and Nestex shall occur, or be obligated to occur, until all conditions precedent have been satisfied and Closing occurs.

Section 15.5 Additional Events Prior to Closing.  Upon execution hereof or as soon thereafter as practical, management of each of the parties to this Agreement shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, amendments to governing documents, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 15.6  Agreement Null and Void if Conditions Precedent Not Satisfied.  All parties hereto acknowledge and agree that if any condition precedent contained in this Agreement, including, but not limited to any condition contained in this Article 15, has not been fulfilled on or before the date of Closing, this Agreement shall be null and void and without further effect.

ARTICLE XVI
ASSUMPTION OF OBLIGATIONS; DUTIES AFTER CLOSING

Section 16.1 Obligations and Duties of Hunter.  Hunter shall personally assume 100% of the liabilities of Praco incurred through Closing, and shall pay off 100% of such liabilities as soon as practicable after receiving the $25,000 payment due to her under the Hunter Note.  Notwithstanding the foregoing, Hunter shall not assume or be responsible for paying off liabilities of Praco incurred through Closing if such liabilities were caused by Williams or Callan or any of the entities that they personally own or control.

Section 16.2 Restrictions on Transfer Partnership Interests.  The restrictions on the transfer of partnership interests of Philly LP, GH LP, and Nidus LP discussed in Sections 5.6, 7.6. and 9.6 above, respectively, shall survive Closing and shall bind any parties hereto with any equity, control, or beneficial interest in any of Philly LP, GH LP, or Nidus LP.

ARTICLE XVII
SPECIAL COVENANTS

Section 17.1 Availability of Rule 144. Any “restricted securities”, as that term is defined in Rule 144 of the 1933 Securities Act, of any of the entities that are parties to this Agreement (the “Parties”), will remain as “restricted securities” after the Closing.  This Agreement does not create any obligation to register such securities under the Securities Act, or otherwise.  The equityholders of the Parties holding restricted securities as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein.  The covenants set forth in this Section 17.1 shall survive the Closing.

Section 17.2 Special Covenants and Representations Regarding the Praco Shares to be issued in the Exchange.  The consummation of this Agreement, including the issuance of the Praco Shares to Hawk LP and the delivery of the equity in Philly LP, GH LP, and Nidus LP as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes.  Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, inter alia, upon the circumstances under which Hawk LP and Praco acquire such securities.

Section 17.3 Legends.  Each certificate representing the Praco Shares shall be endorsed with the following legends:

(a) Federal Legend.  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and are "restricted securities" as defined in rule 144 promulgated under the Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Act, or (ii) pursuant to an opinion of counsel, satisfactory to the Company, that such registration or compliance is not required as to said sale, offer, or distribution.

(b) Other Legends. With respect to any other legends required by applicable law, the Company need not register a transfer of legended Praco Shares, and may also instruct its transfer agent not to register the transfer of the Praco Shares, unless the conditions specified in such legend is satisfied.

 ARTICLE XVIII
MISCELLANEOUS

Section 18.1  Brokers and Finders.    Each Party represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the Parties together in the negotiation, execution, or consummation of this Agreement.

Section 18.2 Law, Forum and Jurisdiction.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, United States of America.

Section 18.3 Notices.  Any notices or other communications required or permitted hereunder after the Closing shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to Praco:	Praco Corporation
90122 Hoey Road
Chapel Hill, NC 27517
Attn: R. Scott Williams

If to Hawk LP:	Hawk Opportunity Fund, LP
159 North State Street
Newtown, PA 18940
Attn: R. Scott Williams

If to Hawk	Hawk Management L.P.
Management:	159 North State Street
Newtown, PA 18940
Attn: R. Scott Williams

If to HWC LLC:	HWC LLC
159 North State Street
Newtown, PA 18940
Attn: R. Scott Williams

If to Philly LP:	Philly Residential Acquisition LP
159 North State Street
Newtown, PA 18940
Attn: R. Scott Williams

If to Philly LLC:	Philly Residential GP LLC
159 North State Street
Newtown, PA 18940
Attn: R. Scott Williams

If to GLP:	Green Homes Real Estate, LP
159 North State Street
Newtown, PA 18940
Attn: R. Scott Williams

If to GH LLC:	Green Homes Management LLC
159 North State Street
Newtown, PA 18940
Attn: R. Scott Williams

If to Nidus LP:	Nidus, LP
159 North State Street
Newtown, PA 18940
Attn: R. Scott Williams

If to Nestex LLC:	Nestex LLC
159 North State Street
Newtown, PA 18940
Attn: R. Scott Williams

If to Williams:	R. Scott Williams
159 North State Street
Newtown, PA 18940

If to Callan:	David S. Callan
159 North State Street
Newtown, PA 18940

If to Hunter:	Carolyn Hunter
90122 Hoey Road
Chapel Hill, NC, 27517

With a copy to (which shall not constitute notice):
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Telephone: (732) 409-1212
Facsimile: (732) 577-1188
Attn: Gregg E. Jaclin, Esq.

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of  the date so delivered, mailed or telegraphed.

Section 18.4 Entire Agreement.  This Agreement represents the entire agreement between the Parties relating to the subject matter hereof.  This Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof.  There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein.  This Agreement may not be amended or modified, except by a written agreement signed by all Parties.

Section 18.5 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 18.6 Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing, this Agreement may be amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

Section 18.7 Expenses.  Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 18.8 Headings; Context.  The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 18.9 Benefit.  This Agreement shall be binding upon and shall inure only to the benefit of the Parties, and their permitted assigns hereunder.  This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 18.10 Severability.  In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective Parties.

Section 18.11 Execution Knowing and Voluntary.  In executing this Agreement, the Parties severally acknowledge and represent that each:  (a) has fully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 18.12 Conflict of Interest.  Each of the Parties understands that Anslow & Jaclin, LLP is representing all Parties, which represents a conflict of interest.  The Parties understand that they have the right to different counsel due to this conflict of interest.  Notwithstanding the above, the Parties agree to waive this conflict and have Anslow & Jaclin, LLP represent each of them in this Agreement.  The Parties agree to hold this law firm harmless from any and all liabilities that may occur or arise due to this conflict.

[Remainder of Page Intentionally Left Blank]

[Signature Pages to Equity Exchange Agreement]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

PRACO CORPORATION
By:	/s/ Carolyn Hunter
Name:	Carolyn Hunter
Title:	President

HAWK OPPORTUNITY FUND, LP
By:	HAWK MANAGEMENT L.P., General Partner
By:	HWC LLC, General Partner
By:	/s/ R. Scott Williams
Name:	R. Scott Williams
Title:	Managing Member

HAWK MANAGEMENT, LP
By:	HWC LLC, General Partner
By:	/s/ R. Scott Williams
Name:	R. Scott Williams
Title:	Managing Member

HWC LLC
By:	/s/ R. Scott Williams
Name:	R. Scott Williams
Title:	Managing Member

PHILLY RESIDENTIAL ACQUISITION LP

By:	PHILLY RESIDENTIAL GP, LLC, General Partner

By:	/s/ R. Scott Williams
Name:	R. Scott Williams
Title:	Managing Member

PHILLY RESIDENTIAL GP, LLC

By:	/s/ R. Scott Williams
Name:	R. Scott Williams
Title:	Managing Member

GREEN HOMES REAL ESTATE, LP
By:	GREEN HOMES MANAGEMENT LLC, General Partner

By:	/s/ R. Scott Williams
Name:	R. Scott Williams
Title:	Managing Member

GREEN HOMES MANAGEMENT LLC

By:	/s/ R. Scott Williams
Name:	R. Scott Williams
Title:	Managing Member

NIDUS, LP
By:	NESTEX LLC, General Partner

By:	/s/ R. Scott Williams
Name:	R. Scott Williams
Title:	Managing Member

NESTEX LLC

By:	/s/ R. Scott Williams
Name:	R. Scott Williams
Title:	Managing Member

R. SCOTT WILLIAMS
/s/ R. Scott Williams

DAVID S. CALLAN
/s/ David S. Callan

CAROLYN HUNTER
/s/ Carolyn Hunter